Exhibit 10.8

SYMBION HOLDINGS CORPORATION

COMPENSATORY EQUITY

PARTICIPATION PLAN

(As Adopted Effective August 23, 2007)

SYMBION HOLDINGS CORPORATION

COMPENSATORY EQUITY PARTICIPATION PLAN

Section 1.01.  Purpose of the Plan.  The purpose of this Symbion Holdings Corporation Compensatory Equity Participation Plan (the “Plan”) is to provide eligible employees, officers, directors and consultants of Symbion Holdings Corporation (the “Company”) and certain of its affiliates with an opportunity to acquire a proprietary interest in the success of the Company through offers (“Offers”) allowing those individuals to acquire shares of common stock in the Company (“Shares”).  The Offers under the Plan shall be compensatory in nature, with a view toward creating long-term incentives for the Participants to remain at the Company or its affiliates in order to exert the maximum of effort in the performance of their services for the Company and its affiliates.  All Offers of Shares under the Plan are intended to comply with the exemption from registration under the Securities Act of 1933 pursuant to Rule 701 under that Act.

Section 1.02                                Administration of the Plan.   The Plan shall be administered by the board of directors of the Company or a committee thereof (the “Administrator”).  Subject to the express terms and conditions set forth herein, the Administrator shall have the power from time to time to:

(i)                                     determine the Participants to whom Shares shall be offered under the Plan and the amount of the capital contribution to be offered to be made by each such Participant and to prescribe the terms and conditions (which need not be identical) of each such Offer as set forth in the Offer Documents (as defined below), including the purchase price for each Share;

(ii)                                  to construe and interpret the Plan and the Offer Documents and to establish, amend and revoke rules and regulations for the administration of the Plan and the Offer Documents, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Offer Documents; and

(iii)                               generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

Section 1.03                                Shares.  The Administrator shall determine from time to time the type, amount and terms of the Shares to be made available for Offers under the Plan.

Section 1.04                                Participants.  The class of individuals eligible to receive Offers under the Plan shall consist of all employees, officers, directors, consultants and advisers of the Company, its parent entities, its subsidiaries and all affiliates.  From this class, the Administrator shall from time to time choose the individuals who shall receive Offers under the Plan (the “Participants”) and shall determine the terms of such Offers.

Section 1.05                                Offers and Offer Documents.  In connection with each Offer made under the Plan, the Administrator shall determine the documentation that will be used to convey such Offer and the documentation that will be used to establish the terms and conditions of such Offer, including any applicable Employee Contribution Agreement or Substitute Option Award Document, as well as the terms and conditions of the Shares being offered (collectively, the “Offer Documents”).  The Offer Documents relating to each Offer shall control with respect to the matters covered by that documentation.  In the case of any inconsistency between the provisions in this Plan and those contained in any Offer Documents, the provisions of such Offer Documents will control in all respects.

Section 1.06                                No Rights as an Employee or Service Provider.  Nothing in the Plan or in any right granted under the Plan shall confer upon any Participant any right to continue in the employment or service of the Company or any of its affiliates for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or any of its affiliates, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

Section 1.07                                Securities Law Requirements.  All Offers of Shares under the Plan are intended to comply with the exemption from registration under the Securities Act of 1933 pursuant to Rule 701 under that Act.  Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations.

Section 1.08                                Amendment or Discontinuance.  The Administrator shall have the right to amend, suspend or terminate the Plan at any time and without notice.

Section 1.09                                Governing Law.  Except as to matters of federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.

Section 1.10                                Effectiveness.  The Plan is effective as of August     , 2007 and shall remain in effect unless and until terminated by action of the

Administrator.  To record the adoption of the Plan by the Company on August     , 2007, the Company has caused this Plan document to be executed as of such date.

ADOPTED AND APPROVED:

SYMBION HOLDINGS CORPORATION

By:	/s/ Richard E. Francis, Jr.
	Name:	Richard E. Francis, Jr.
	Title:	Chief Executive Officer